Exhibit 99.1

GM FINANCIAL REPORTS DECEMBER QUARTER OPERATING RESULTS

•	Earnings of $75 million, including acquisition expenses of $16 million

•	Loan originations of $935 million

•	Annualized net credit losses of 5.5%

FORT WORTH, TEXAS Feb. 23, 2011 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”), announced net income of $75 million for the quarter ended December 31, 2010. Net income for the quarter was impacted by $16 million of expenses directly related to the acquisition of the Company by General Motors Company (“GM”).

Loan originations were $935 million for the quarter ended December 31, 2010, compared to $959 million for the quarter ended September 30, 2010 and $379 million for the quarter ended December 31, 2009. Financing for new GM vehicles accounted for 18.1% of total loan originations for the quarter ended December 31, 2010, compared to 15.7% for the quarter ended September 30, 2010 and 10.8% a year ago. Finance receivables totaled $8.6 billion at December 31, 2010.

Annualized net charge-offs were 5.5% of average finance receivables for the quarter ended December 31, 2010, compared to 8.9% for the quarter ended December 31, 2009.

Finance receivables 31-to-60 days delinquent were 6.2% of the portfolio at December 31, 2010, compared to 7.7% at December 31, 2009. Accounts more than 60 days delinquent were 2.4% of the portfolio at December 31, 2010, compared to 3.7% a year ago.

The Company had total available liquidity of $767 million at December 31, 2010, consisting of $195 million of unrestricted cash, approximately $272 million of borrowing capacity on unpledged eligible receivables and $300 million on a line of credit from GM. During the quarter, the Company used available cash to retire $463 million of convertible senior notes and senior notes in connection with the Company’s acquisition by GM.

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About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States. GM Financial has approximately 3,000 employees in the U.S. and Canada, 800,000 customers and $9 billion in auto receivables. The company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2010. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

On October 1, 2010, the Company was acquired by General Motors Holdings LLC, a wholly owned subsidiary of General Motors Company. The merger was accounted for under purchase accounting whereby the purchase price of the transaction was allocated to the assets acquired and liabilities assumed based upon fair market values. As a result of the purchase price allocation, the carrying value of GM Financial’s net finance receivables, deferred tax assets, credit facilities, securitization notes payable and uncertain tax positions increased. Additionally, goodwill of approximately $1.1 billion was established. The consolidated financial statements as of and for the three months ended December 31, 2010, the period after the merger (labeled “Successor”), reflect the change in basis from the application of purchase accounting. The consolidated financial statements for the periods prior to the merger (labeled “Predecessor”), have been prepared on the same basis as the audited financial statements included in the annual report on Form 10-K for the year ended June 30, 2010.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Successor	Predecessor
	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009
Revenue:
Finance charge income	$264,347	$363,100
Other income	16,824	23,655

	281,171	386,755

Costs and expenses:
Operating expenses	70,441	76,410
Leased vehicles expenses	2,106	10,221
Provision for loan losses	26,352	106,198
Interest expense	36,684	121,760
Restructuring charges		(49)
Acquisition expenses	16,322

	151,905	314,540

Income before income taxes	129,266	72,215

Income tax provision	54,633	26,186

Net income	$74,633	$46,029

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	Successor	Predecessor
	December 31, 2010	June 30, 2010	December 31, 2009
Cash and cash equivalents	$194,554	$282,273	$319,644
Finance receivables, net	8,197,324	8,160,208	8,587,917
Restricted cash – securitization notes payable	926,082	930,155	850,212
Restricted cash – credit facilities	131,438	142,725	128,199
Property and equipment, net	47,290	37,734	40,270
Leased vehicles, net	46,780	94,677	131,326
Deferred income taxes	140,523	81,836	19,186
Other assets	122,463	151,425	212,750
Goodwill	1,112,284

Total assets	$10,918,738	$9,881,033	$10,289,504

Credit facilities	$831,802	$598,946	$709,927
Securitization notes payable	6,128,217	6,108,976	6,590,644
Senior notes	70,054	70,620	91,620
Convertible senior notes	1,446	414,068	403,105
Accrued taxes and expenses	300,095	210,013	159,874
Interest rate swap agreements	46,797	70,421	98,513
Other liabilities	10,219	7,565	17,429

Total liabilities	7,388,630	7,480,609	8,071,112

Shareholders’ equity	3,530,108	2,400,424	2,218,392

Total liabilities and shareholders’ equity	$10,918,738	$9,881,033	$10,289,504

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Successor	Predecessor
	Three Months Ended December 31,	Three Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$74,633	$46,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,809	20,822
Amortization of debt discount	(27,458)
Accretion of finance receivables premium	77,092
Accretion and amortization of fees	1,111	1,637
Provision for loan losses	26,352	106,198
Deferred income taxes	21,367	29,060
Non-cash interest on convertible debt		5,342
Stock-based compensation expense		3,938
Other	(11,539)	(1,475)
Changes in assets and liabilities:
Other assets	(369)	54,706
Accrued taxes and expenses	22,491	3,083

Net cash provided by operating activities	191,489	269,340

Cash flows from investing activities:
Purchases of receivables	(947,318)	(367,738)
Principal collections and recoveries on receivables	870,862	868,495
Net change in restricted cash and other	53,042	70,383

Net cash (used) provided by investing activities	(23,414)	571,140

Cash flows from financing activities:
Net change in credit facilities	212,032	(309,141)
Net change in securitization notes payable	(254,644)	(677,185)
Retirement of debt	(464,254)
Other net changes	(4,314)	3,370

Net cash used by financing activities	(511,180)	(982,956)

Net decrease in cash and cash equivalents	(343,105)	(142,476)
Effect of Canadian exchange rate changes on cash and cash equivalents	130	14
Cash and cash equivalents at beginning of period	537,529	462,106

Cash and cash equivalents at end of period	$194,554	$319,644

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,	Three Months Ended December 31,
	2010	2009
Loan origination volume	$934,812	$378,595
Lease origination volume	10,655
Loans securitized	742,708	294,490
Average finance receivables	$8,679,506	$9,641,769

	Successor	Predecessor
	December 31, 2010	June 30, 2010	December 31, 2009

Finance receivables:
Pre-acquisition finance receivables	$7,724,188	$8,733,518	$9,304,976
Post-acquisition finance receivables	923,713

	8,647,901	8,733,518	9,304,976
Add purchase accounting premium	423,556
Less non-accretable discount on pre-acquisition finance receivables	(847,781)
Less allowance for loan losses on post-acquisition finance receivables	(26,352)
pre-acquisition finance receivables		(573,310)	(717,059)

	$8,197,324	$8,160,208	$8,587,917

Non-accretable discount as a percentage of pre-acquisition finance receivables	11.0%

Allowance for loan losses as a percentage of post-acquisition finance receivables	2.9%

Allowance for loan losses as a percentage of ending pre-acquisition finance receivables		6.6%	7.7%

	December 31, 2010	December 31, 2009
Loan delinquency as a percent of ending finance receivables: 31 - 60 days	6.2%	7.7%
Greater than 60 days	2.4	3.7

Total	8.6%	11.4%

	Three Months Ended December 31,
	2010	2009
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	6.2%	8.5%

Net charge-offs	$120,142	$215,097

Annualized net charge-offs as a percent of average finance receivables	5.5%	8.9%

Net recoveries as a percent of gross repossession charge-offs	45.9%	42.2%

Components of net margin:

	Successor	Predecessor
	Three Months Ended December 31,	Three Months Ended December 31,
	2010	2009
Finance charge income	$264,347	$363,100
Other income	16,824	23,655
Interest expense	(36,684)	(121,760)

Net margin	$244,487	$264,995

Annualized net margin as a percent of average finance receivables:

	Successor	Predecessor
	Three Months Ended December 31,	Three Months Ended December 31,
	2010	2009
Finance charge income	12.1%	14.9%
Other income	0.8	1.0
Interest expense	(1.7)	(5.0)

Net margin Net Margin	11.2%	10.9%

	Successor	Predecessor
	Three Months Ended December 31,	Three Months Ended December 31,
	2010	2009
Operating expenses	$70,441	$76,410

Annualized operating expenses as a percent of average finance receivables	3.2%	3.1%

Contact:

Caitlin DeYoung

(817) 302-7394